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                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             ZIMMERMAN SIGN COMPANY


     Pursuant to the provisions of Art. 4.07 of the Texas Business Corporation Act, the undersigned Corporation does hereby adopt the following Amended and Restated Articles of Incorporation:

                                   ARTICLE ONE

     The name of the Corporation is Zimmerman Sign Company.

                                  ARTICLE TWO.

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on the 3rd day of December, 1996.

                                  ARTICLE THREE

     The following amendment alters Article II of the original Articles of Incorporation to read as follows:

     "ARTICLE II. The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

     This amendment deletes all of Article II of the original Articles of Incorporation. The article that was deleted read as follows:

     "ARTICLE II. This association is formed for the purpose of transacting any manufacturing business and to purchase and sell goods, wares and merchandise used for such business as provided in Article 1302, Subdivision No. 34 of the Revised Civil Statutes of the State of Texas, and being more specifically, classified as manufacture and sale of signs."

                                  ARTICLE FOUR

     The following amendment changes the amount of the stated capital of the Corporation. This amendment alters Article VI of the original Articles of Incorporation to read as follows:


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     "ARTICLE VI.  The aggregate number of shares of capital stock that the
     Corporation will have authority to issue is 17,000,000, 15,000,000 of which will be shares of Common Stock, having a par value of $.01 per share, and 2,000,000 of which will be shares of preferred stock, having a par value of $.01 per share.

          Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law."

     This amendment deletes all of Article VI of the original Articles of Incorporation. The article that was deleted read as follows:

     "ARTICLE VI. The amount of the Capital Stock is One Hundred Thousand Dollars ($100,000.00) divided into Five Hundred (500) shares of One Hundred Dollars ($100.00) par each Common Stock and Five Hundred (500) shares of Non-voting Preferred Stock of the par value of One Hundred Dollars ($100.00) per share, all of which Capital Stock has been subscribed and in good faith paid in cash."

                                  ARTICLE FIVE

     The following amendments are additions to the original and all subsequent amendments to the Articles of Incorporation and the full text of the provisions added reads as follows:

     "ARTICLE VII. No shareholder of the Corporation will, solely by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without


                                      -2-

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     offering any shares of any class to the existing holders of any class of stock of the Corporation.

     ARTICLE VIII. Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

     ARTICLE IX. The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

     ARTICLE X. (a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended ("TBCA"), indemnify any and all persons who it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by the TBCA. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such a person.

     (b) Reasonable expenses incurred by a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding (and without any prior determination or authorization being first required) after (a) the Corporation receives a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article X and the TBCA, and (b) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of such person against expenses incurred by him in connection with that proceeding is prohibited by the TBCA. This mandatory payment or reimbursement provision shall be deemed to constitute authorization of that payment or reimbursement. The written undertaking must be an unlimited general obligation of such person that need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) If a claim under this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     ARTICLE XI. To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for (i) breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director receives an improper personal benefit and (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. If the TBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the TBCA, as amended. Any repeal or modification of this Article XI will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article XI shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this
     Article XI."

                                   ARTICLE SIX

     The number of shares of the Corporation outstanding at the time of such amendments was 480 and the number of shares entitled to vote thereon was 480.

                                  ARTICLE SEVEN

     The holders of all of the shares outstanding and entitled to vote on said amendments have signed a consent in writing adopting said amendments.


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                                  ARTICLE EIGHT

     Each amendment herein has been effected in conformity with the provisions of the Texas Business Corporation Act.

                                  ARTICLE NINE

     The following is a restatement of the text of the entire Articles of Incorporation as amended and supplemented by all certificates of amendment previously issued by the Secretary of State and as further amended by these Amended and Restated Articles of Incorporation:

     "ARTICLE I.  The name of the Corporation is Zimmerman Sign Company.

     ARTICLE II. The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

     ARTICLE III. The place of business of this Corporation shall be in the city of Dallas, Dallas County, Texas, which shall be its principal office.

     ARTICLE IV.  The existence of this Corporation shall be perpetual.

     ARTICLE V. The business of this Corporation shall be transacted by three directors, who shall be elected by those holding the common capital stock, annually. The names and their Post Office Addresses of the Directors are as follows:

               Name                          Post Office Address
               ----                          -------------------
               David E. Anderson             Dallas, Texas
               Tom E. Boner                  Tyler, Texas
               Steven B. Lapin               Stamford, Connecticut

     ARTICLE VI. The aggregate number of shares of capital stock that the Corporation will have authority to issue is 17,000,000, 15,000,000 of which will be shares of Common Stock, having a par value of $.01 per share, and 2,000,000 of which will be shares of preferred stock, having a par value of $.01 per share.

          Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative.
     Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

     ARTICLE VII. No shareholder of the Corporation will, solely by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

     ARTICLE VIII. Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

     ARTICLE IX. The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

     ARTICLE X. (a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended ("TBCA"), indemnify any and all persons who it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by the TBCA. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such a person.

     (b) Reasonable expenses incurred by a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding (and without any prior determination or authorization being first required) after (a) the Corporation receives a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article X and the TBCA, and (b) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of such person against expenses incurred by him in connection with that proceeding is prohibited by the TBCA. This mandatory payment or reimbursement provision shall be deemed to constitute authorization of that payment or reimbursement. The written undertaking must be an unlimited general obligation of such person that need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) If a claim under this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     ARTICLE XI. To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for (i) breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director receives an improper personal benefit and (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. If the TBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or
     limited to the fullest extent permitted by the TBCA, as amended.   Any
     repeal or modification of this Article

     XI will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article XI shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article XI."

                                   ARTICLE TEN

     This instrument accurately copies the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended by these Amended and Restated Articles of Incorporation. This instrument contains no other change in any provision thereof; except that the current number of directors constituting the board of directors and the names and addresses of the persons currently serving as directors has been inserted in lieu of similar information concerning the initial board of directors, and the names and addresses of each incorporator has been omitted.


     EXECUTED as of the 5th day of December, 1996.




                                   /s/ DAVID E. ANDERSON
                                   ------------------------------------
                                   David E. Anderson, Chairman









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